Exhibit 4
                             RESTRICTION ON TRANSFER

         THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                                     WARRANT

                  To Subscribe for and Purchase Common Stock of

                               Navarre Corporation
W-1

         THIS CERTIFIES THAT, for value received, [investor name], or registered assigns is entitled to subscribe for and purchase from Navarre Corporation (the "Company"), a corporation organized and existing under the laws of the State of Minnesota, at the price specified below (subject to adjustment as noted below) at any time from and after the date hereof to and including May 1, 2003, _______ fully paid and nonassessable shares of the Company's Common Stock (subject to adjustment as noted below).


         The Warrant purchase price (subject to adjustment as noted below) shall be $3.50 per share.

         This Warrant is subject to the following provisions, terms and conditions:

         1. The Company has the right to call on not less than thirty (30) days prior written notice, at $.01 per share, fifty percent (50%) of the shares of Common Stock represented by this Warrant at any time after May 1, 1999, if the closing bid price for the Company's Common Stock equals or exceeds $5.00 for ten
(10) consecutive trading days within the ten (10) calendar days of the date of the call. The Company also has the right to call on not less than thirty (30) days prior written notice, at $.01 per share, one hundred percent (100%) of the Common Stock represented by this Warrant at any time after May 1, 2000 if the closing bid price for the Company's Common Stock equals or exceeds $7.50 for ten
(10) consecutive trading days within the ten (10) calendar days of the date of the call. If the Company desires to exercise its right to call the rights represented by this Warrant, it shall do so by written notice to each of the holders of this Warrant, first class mail, postage prepaid, at their last address as shall appear on the records of the Company. Any notice mailed in this manner shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

         2. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company no more than twenty 20 days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it by check of the purchase price for such


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shares. The Company agrees that the shares so purchased shall be and are deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding 10 days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof within such time.

         3. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof and the restrictive legend under the heading "Restriction on Transfer."

         4. The Company covenants and agrees that all shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to allow the exercise of this Warrant and the issuance of the number of shares of Common Stock represented by this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Company's Articles of Incorporation.

         5. The above provisions are, however, subject to the following:

         (a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

         (b) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

         (c) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the holder of this Warrant or of Common Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

         6. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company.

         7. The holder of this Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Common Stock issuable or issued upon the exercise hereof of such holder's intention to do so, describing briefly the manner of any proposed transfer of this Warrant or such holder's intention as to the disposition to be made of shares of Common Stock issuable or issued upon the exercise hereof. Such holder shall also provide the Company with an opinion of counsel satisfactory to the Company to the effect that the proposed transfer of this Warrant or disposition of shares may be effected without registration or qualification (under any Federal or State law) of this Warrant or the shares of Common Stock issuable or issued upon the exercise hereof. Upon receipt of such written notice and opinion by the Company, such holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by such holder to the Company, provided that an appropriate legend respecting the aforesaid restrictions on transfer and disposition may be endorsed on this Warrant or the certificates for such shares.

         8. (a) Subject to the restrictions and limitations specified below, this Warrant is subject to the registration rights as set forth in Exhibit B to the Class A Convertible Preferred Stock Purchase Agreement. If at any time after the Common Stock represented by this Warrant is not subject to an effective Registration Statement as set forth in Exhibit B to the Class A Convertible Stock Purchase Agreement, and prior to the end of the one-year period following complete exercise of this Warrant or May 1, 2004, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all holders of this Warrant of its intention to do so and, on the written request of any such holder given within twenty (20) days after receipt of any such notice (which request shall specify the "Warrant Shares" then issued or issuable upon exercise of this Warrant intended to be sold or disposed of by such holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

                  (b) Further, on a one-time basis only commencing after the Common Stock represented by this Warrant is not subject to an effective Registration Statement as set forth in Exhibit B to the Class A Convertible Stock Purchase Agreement, and subject to the limitations and restrictions set forth below, upon request by a majority in interest of Warrants, or by the holders of a majority of the shares of the Common Stock issued upon exercise thereof, the Company will, at its expense, promptly take all necessary steps to register or qualify the Warrant Shares under a Registration Statement on Form S-3 or successor thereof (provided that the Company's Common Stock is then eligible for registration on a Form S-3 or successor thereof) under Section 3(b) or Section 6 of the Securities Act of 1933 and such state laws as such holders may reasonably request; provided that such request must be made before the earlier of the end of the one-year period following complete exercise of this Warrant or May 1, 2004. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this paragraph for such period as may be necessary for the holders of the Warrants and such common stock to dispose thereof and from time to time shall amend or supplement, at the Company's expense, the prospectus or offering circular used in connection therewith to the extent necessary in order to comply with applicable law, provided that the Company shall not be obligated to maintain any registration for a period of more than six (6) months after effectiveness except that a Form S-3 Registration Statement or successor thereof shall be maintained for up to twelve (12) months after effectiveness. If Form S-3 is not available, the Company will have no obligation to effect the registration provided by this
Section 8(b) until such Form S-3 is available.

                  (c) With respect to each inclusion of securities in a registration statement pursuant to Section 8(a), the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, Nasdaq fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, if any, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling holders, underwriting discounts and commissions, and transfer taxes for selling holders and any other expenses relating to the sale of securities by the selling holders not expressly included above shall be borne by the selling holders.

                  (d) The Company hereby indemnifies each of the holders of this Warrant and of any Warrant Shares, and the officers and directors, if any, who control such holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein; and each such holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such holder expressly for use therein.

         9. Subject to the provisions of paragraph 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         10. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

         11. All questions concerning this Warrant will be governed and interpreted and enforced in accordance with the internal law of the State of Minnesota.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of May 1, 1998.

                                                       NAVARRE CORPORATION


                                                       By: /s/ Charles E. Cheney
                                                           ---------------------

                                                       Its:  Secretary
                                                           ---------------------

                               FORM OF ASSIGNMENT
                       (To Be Signed Only Upon Assignment)


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto this Warrant, and appoints

to transfer this Warrant on the books of the Company with the full power of substitution in the premises.

Dated:

In the presence of:

                                      ------------------------------------------
                                         (Signature must conform in all respects
                                      to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)

                SUBSCRIPTION FORM

          To be Executed by the Holder of this Warrant if such Holder
             Desires to Exercise this Warrant in Whole or in Part:

To:  Navarre (the "Company")

              The undersigned _________________________

                     Please insert Social Security or other
                        identifying number of Subscriber:

                             _________________________

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ________ shares of the Common Stock provided for therein and tenders payment herewith to the order of the Company in the amount of $_______, such payment being made as provided on the face of this Warrant.

              The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:        ___________________________________________________________________

Address:     ___________________________________________________________________

Deliver to:  ___________________________________________________________________

Address:     ___________________________________________________________________


and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:
                                   Signature ___________________________________


                                                Note: The signature on this
                                             Subscription Form must correspond
                                             with the name as written upon the
                                             face of this Warrant in every
                                             particular, without alteration or
                                             enlargement or any change whatever.